_______________________________________

               DYNASIL CORPORATION OF AMERICA
                       385 Cooper Road
             West Berlin, New Jersey 08091-9145
                       (856) 767-4600
           _______________________________________

                          NOTICE OF
               ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 11:00 AM,
                    ON FEBRUARY 1, 2007

To the Shareholders of Dynasil Corporation of America:

The annual meeting of shareholders of Dynasil Corporation of America (the "Company"), a New Jersey corporation, will be held at the corporate headquarters of the Company located at 385 Cooper Road, West Berlin, NJ, 08091 on February 1, 2007 beginning at 11:00 A.M. local time. At the meeting, shareholders will act upon the following matters:

(1) Election of three (3) Directors, each for a term of one year;

(2) Ratification of appointment of Haefele, Flanagan & Co., p.c., as the Company's independent accountants for fiscal 2007; and

(3) Any other matters that properly come before the meeting.

Shareholders of record at the close of business on December 4, 2006 are entitled to vote at the meeting or any postponement or adjournment.

The accompanying form of proxy is solicited by the Board of Directors of the Company.

Shareholders (whether they own one or many shares and whether they expect to attend the annual meeting or not) are requested to vote, sign, date and promptly return the accompanying proxy in the enclosed self-addressed stamped envelope. A proxy may be revoked at any time prior to its exercise (a) by notifying the secretary of the Company in writing, (b) by delivering a duly executed proxy bearing a later date,
(c) or by attending the annual meeting and voting in person.

                                   By order of the Board of Directors:

                                   Patricia L. Johnson, Corporate Secretary
December 18, 2006
West Berlin, New Jersey

                    DYNASIL CORPORATION OF AMERICA
                            385 Cooper Road
                  West Berlin, New Jersey 08091-9145
                            (856) 767-4600
                    ______________________________

                            PROXY STATEMENT
                    ______________________________

This Proxy Statement contains information related to the annual meeting of shareholders of Dynasil Corporation of America (the "Company"), to be held on Thursday, February 1, 2007, at 11:00 A.M., local time, at the corporate headquarters of the Company, 385 Cooper Road, West Berlin, New Jersey, and at any adjournment or adjournments thereof.

                       ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the Company's annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal year 2006 and respond to questions from shareholders.

Who is entitled to vote?

     Shareholders of record at the close of business on the record date, December 4, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement or similar document or record reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,228,487 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     -    for  election of the nominated slate of directors  (see  page
          3);
     - for ratification of the appointment of Haefele Flanagan & Co., p.c., as the Company's independent auditors (see page 8).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of directors. The affirmative vote of a majority of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a "WITHHOLD AUTHORITY" will have the effect of a negative vote.

      Other items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                            STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

      As of December 4, 2006, Mr. Craig Dunham, President, CEO and a Director of the Company, owned 58.2% of the outstanding shares of the common stock of the Company (including unexercised warrants and convertible preferred stock), Saltzman Partners owned or controlled 8.7% of the outstanding shares of common stock of the Company; and James Saltzman, Chairman of the Board of Directors of the Company, owned 7.6% of the outstanding shares of the Company (including options and convertible preferred stock). See the table and notes below.

How many shares of stock do the Company's directors and executive officers own?

     The following table and notes set forth the beneficial ownership of the common stock of the Company as of December 4, 2006, by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director and executive officer who owns shares of common stock and by all directors and executive officers as a group:


Title   Name and Address             No. of Shares and  Percent
  of    Of Beneficial Owner              nature of        of
Class                                   Beneficial       Class
                                       Ownership(1)
------  -------------------------    ------------------ -------

Common  Craig Dunham (1) (5)             3,095,193       58.2%
Common  Saltzman Partners (2)              367,009        8.7%
Common  James Saltzman (1) (2) (3)         331,962        7.6%
Common  David Manzi  (1) (6)                80,000        1.9%
Common  Laura Lunardo                      150,000        3.6%
Common  Bruce Leonetti (1)                   8,254        0.2%
Common  Megan Shay (1) (4)                  79,800        1.9%


        All Officers and Directors       3,665,409       66.1%
        as a Group (1)

(1) The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to warrants or stock options that may be exercised within 60 days. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other shareholders. The number of shares outstanding on December 4, 2006 was 4,228,487 not including 1,070,000 shares issuable on exercise of options and warrants as outlined in Notes 3-6 below and shares issuable on conversion of shares of the Company's convertible preferred stock.

(2) James Saltzman disclaims beneficial ownership of the 367,009 shares owned by Saltzman Partners.

(3) Includes options to purchase 90,000 shares of the Company's common stock at $1.50 per share, options to purchase 40,000 shares of the Company's common stock at $0.40 per share, and Series B convertible preferred stock which is convertible to 19,950 shares.

(4) Includes Series B Preferred Stock shares that are convertible to 79,800 shares of common stock.

(5)  Includes  warrants  to purchase 860,000 shares  of  the  Company's
common  stock at an exercise price of   $0.225 per share and  Series  A
and B preferred stock convertible to 835,143 shares.

(6) Includes options to purchase 80,000 shares of the Company's common stock at $0.40 per share.


                                ITEM 1

                         ELECTION OF DIRECTORS

Three (3) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by shareholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the
Company:

                           Positions(s)
Name                Age    With the Company        Director Since
------------------  ---    ----------------------- ---------------
Mr. James Saltzman   63    Chairman of the Board       1998
Mr. Craig Dunham     50    President, CEO, Director    2004
Mr. Cecil Ursprung   62    Director


THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE "FOR" THE  NOMINEES  LISTED
HEREIN.

Business Experience of the Directors

     Craig T. Dunham, 50, President and CEO, has been with the Company since October 1, 2004 when he replaced John Kane as a Director. Prior to joining the Company, he spent about one year partnering with a private equity group to pursue acquisitions of mid-market manufacturing companies. From 2000 to 2003, he was Vice President/ General Manager of the Tubular Division at Kimble Glass Incorporated. From 1979 to 2000, he held progressively increasing leadership responsibilities at Corning Incorporated in manufacturing, engineering, commercial, and general management positions. At Corning, he delivered results in various glass and ceramics businesses including optics and photonics businesses. Mr. Dunham earned a B.S. in mechanical engineering and an M.B.A. from Cornell University.

     James Saltzman, Chairman, 63, has been a member of the Board since February 1998. Mr. Saltzman has been involved in the investment community since October 1969. He has invested in both public and private corporations. He was on the Board of Directors of IMCS Partmaker which was recently sold to Delcam, a public corporation specializing in software for the machine tool industry. From January 1997 to June 2000, Mr. Saltzman served as Vice Chairman of the Board and a director of Madison Monroe, Inc., a private company engaged in investments.

    Cecil Ursprung, 62, has been nominated to become a Dynasil Director at the February 1, 2007 annual meeting. Mr. Ursprung is Executive Chairman and former CEO of Reflexite Corporation, in Avon, Connecticut, a manufacturer of reflective products to enhance safety and optical films used to manage light in LCD displays. He has been with Reflexite since 1983 and led the revenue growth of that company from $2.5 million to approximately $100 million. His past experience includes marketing and management positions with Marketing Displays, Inc., Container Corporation of America and Anheuser Busch. He is currently on the Board of Directors of Lewis Tree Service in Rochester, New York. He is a frequent speaker on topics such as business strategy development, employee motivation, business ethics, executive compensation, employee ownership and the effective use of outside boards. His education includes a degree in Economics and Finance from Baylor University, an MBA from Washington University in St. Louis and postgraduate work at the University of Michigan.

    David Manzi is not standing for reelection to the Board.

    The Board held ten scheduled meetings in fiscal 2006. All Directors attended all meetings during fiscal year 2006 except for Mr. Manzi, who missed one meeting.

How are directors compensated?

      Directors Compensation. Members of the Board have the option to split their compensation between the Company's common stock and cash. Stock payments are made at the end of each quarter based on the ending market price for that quarter. Fiscal year 2005 and current compensation for serving on the Board is: Chairman of the Board, $1,250 per month and all other non-employee directors, $1,000 per month. In addition, all reasonable expenses incurred in attending meetings are reimbursed by the Company. On October 14, 2005, options to purchase 80,000 shares of the Company's common stock at $0.40 per share were authorized for all three directors (the most recent market trade at that time was $0.14 per share).

                Previous to June 2003, Directors received cash compensation for serving on the Board as follows: Chairman of the Board, $2,500 per month, all other non-employee directors, $1,000 per month. At a special meeting of the Board on May 29, 2003, the monthly cash payments were reduced to conserve cash, effective June 1, 2003 to the following: Chairman of the Board, $1,250 per month, all other non-employee directors, $750 per month. The difference between the previous and reduced cash compensation was deferred and was subsequently settled with a common stock payment on October 20, 2005. The number of shares due to each Director was calculated based on the average share price during the period for which cash compensation had been deferred. A total of 140,834 shares were issued to Directors on October 20, 2005 at the most recent market price of $0.14 per share for a market value of $19,717. The deferred cash compensation for Directors totaled $29,750 so the net result was that Directors agreed to accept the deferred Directors fees in stock and the value of that stock when issued was $10,033 less than the cash compensation that had been deferred.

What committees has the Board established?

      Compensation Committee. The Compensation Committee is responsible for negotiating and approving salaries and employment agreements with officers of the Company. The committee consists of both outside directors.

      Audit Committee. The Audit Committee consists of both outside directors. The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The Audit Committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

      The Audit Committee is composed of outside directors who are not officers or employees of the Company. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

     The Board of Directors approved and adopted a formal written Audit Committee Charter on March 5, 2001. This Charter was adopted in accordance with listing standards promulgated by the National Association of Securities Dealers ("NASD"). The Charter was filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001.

      The Company does not have the financial, managerial or management resources to have an Audit Committee "financial expert".














    REPORT OF THE AUDIT COMMITTEE OF DYNASIL CORPORATION OF AMERICA

December 11, 2006

To the Board of Directors of Dynasil Corporation of America:

     We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended September 30, 2006.

     We have discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the accountants the accountants' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

                                        By:   /s/ James Saltzman
                                             James Saltzman, Chairman

                                        By:  /s/ David Manzi
                                             David Manzi

                                        Audit Committee

                        EXECUTIVE COMPENSATION

      The following table sets forth information concerning total compensation earned or paid to officers of the Company who served in such capacities as of September 30, 2006 for services rendered to the Company during each of the last three fiscal years for officers whose compensation payments exceeded $100,000.



                            Summary Compensation Table

                                                                     Long Term Compensation
                                                                     ----------------------
                           Annual Compensation                  Awards             Payouts
                           -------------------                  ------             -------
                                             Other                                  Long-
Name and                                      Annual       Restricted    Securities  Term       All other
Principle                                     Compen-      Stock         Underlying  Incentive  compen-
Position      Year    Salary ($)    Bonus ($) sation ($)   Awards ($)    Options ($) Plans ($)  sation($)
---------     ----    ---------    ---------  ----------   -----------   ---------   --------- ----------

Craig Dunham   2006     110,000      82,881
President      2005     110,000      12,214
And CEO


John Kane      2005*     28,590
Former         2004     110,000
President
CEO, CFO,
Treasurer

Laura Lunardo  2006     92,689       16,514    14,209
CFO, COO-      2005*    51,923        8,394     7,452
Optometrics

* Worked for Dynasil only part of the year.




Employment Agreements

The employment agreement with John Kane, formerly President, CEO, Chief Financial Officer and Treasurer, commenced on December 1, 2000 and ended November 30, 2004.

The employment agreement with Craig T. Dunham, President and CEO, commenced on October 1, 2004 and will continue for a three-year period, after which the agreement will automatically renew for one-year terms, unless terminated by either party upon ninety days written notice prior to the end of any term, or for cause. Under the employment agreement, Mr. Dunham has agreed to work for us full time, and receives an annual base salary of $110,000. Mr. Dunham's agreement also provides for a performance bonus of 20% of the Company net income above $100,000 and an additional annual bonus at the discretion of our Board of Directors. The annual performance bonus is paid one third in cash and the other two thirds is paid in stock where Mr. Dunham has the option to utilize his existing warrants or options to set the share price. The agreement also provides for standard Dynasil N.J. benefits and a Company car (or car allowance).

An   employment   agreement  with  Frank  Denton,  the   President   of
Optometrics, commenced on March 9, 2005 and ended at his death on March
23, 2005.

The employment agreement with Laura Lunardo, CFO and COO Optometrics, commenced on March 9, 2005 and continues for a two year period, after which the agreement is subject to renewal for one year terms. Under the employment agreement, Ms. Lunardo has agreed to work for us full time, and receives an annual base salary of $90,000 for the first twelve months and $95,000 for the second twelve months. Ms. Lunardo's agreement also provides for performance bonuses, and an additional annual bonus at the discretion of our Board of Directors. The agreement also provides for a 401(k) pension plan, health insurance benefits and a Company car (or car allowance).

The employment agreement with Bruce Leonetti, Vice President Sales and Marketing, commenced on January 23, 2006 and will continue for a three year period, after which the agreement is subject to renewal for one year terms. Under the employment agreement, Mr. Leonetti has agreed to work for us full time, receives an annual base salary of $87,500 with annual 3% increases and an annual incentive bonus targeted at 10% of base pay. The agreement also provides for standard Dynasil, N.J. benefits and a car allowance.

The employment agreement with Megan Shay, CEO, EMF, commenced on October 2, 2006 and will continue for a one year period, after which the agreement is subject to a six month renewal under certain circumstances. Under the agreement, Ms. Shay has agreed to work for us full time for at least the first six months, receives an annual base salary of $95,400, an annual incentive bonus based on 10% of EMF Net Income and standard EMF benefits.


Option Grants in Last Fiscal Year

      On December 14, 2005, options to purchase 90,000 shares of the Company's common stock at an exercise price of $1.50 per share were authorized for James Saltzman to replace options which expired as of that date with the same quantity and pricing. On December 23, 2005, a total of 40,000 options were issued to two Optometrics employees.

                                ITEM 2
        RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Subject to approval of the Company's shareholders, the Board of Directors has decided that Haefele, Flanagan & Co., p.c., which firm has been the independent certified public accountants of the Company for the fiscal year ended September 30, 2006, be continued as independent accountants for the Company. The shareholders are being asked to approve the Board's decision to retain Haefele, Flanagan & Co., p.c. for the fiscal year ending September 30, 2007.

      Representatives of Haefele, Flanagan & Co., p.c. will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.


Accountants Fees

 (a)   Audit Fees
     The aggregate fees billed or to be billed for professional services rendered by the Company's principal accountant for the audit of the Company's annual financial statements for the fiscal years ended September 30, 2006 and 2005 and the reviews of the financial statements included in the Company's Forms 10-QSB during those fiscal years are $54,000 and $50,500, respectively.

(b)  Audit Related Fees
     The aggregate fees billed or to be billed for professional services rendered by the Company's principal accountant for audit related fees for the fiscal years ended September 30, 2006 and 2005 were $33,000 and $15,000, respectively. The fiscal year 2006 fees related to due diligence fees of $13,500 for the EMF acquisition and EMF audit fees of $19,500. The 2005 fees related to due diligence for the Optometrics acquisition.

 (c)   Tax Fees
     The Company incurred fees of $4,700 and $ 12,600 during the last two fiscal years for professional services rendered by the Company's principal accountant for tax compliance, tax advice and tax planning. The fiscal year 2005 fees included tax analysis relating to the Optometrics acquisition.

(d)  All Other Fees

     The Company incurred no other fees during the last two fiscal years for products and services rendered by the Company's principal accountant.

(e) Pre-approval Policies and Procedures

     The Board of Directors has adopted a pre approval policy requiring that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor's independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF HAEFELE, FLANAGAN & CO., P.C. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING SEPTEMBER 30, 2007.

                             OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                        ADDITIONAL INFORMATION

Shareholder Proposals for the Annual Meeting. Shareholders interested in presenting a proposal for consideration at the Company's annual meeting of shareholders in 2008 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than August 31, 2007.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                              By order of the Board of Directors:


                              Patricia L. Johnson, Corporate Secretary

     December 18, 2006
     West Berlin, New Jersey

PROXY FORM           DYNASIL CORPORATION OF AMERICA            PROXY FORM

       Annual Meeting of Shareholders - To Be Held February 1, 2007
                THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) CRAIG DUNHAM and JAMES SALTZMAN, or either of them, as attorney-in-fact, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Dynasil Corporation of America that the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE BELOW LISTED PERSONS AND PROPOSALS.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.



Director Nominees:  (1) James Saltzman, (2) Craig Dunham, and
                    (3)Cecil Ursprung




The Board of Directors Recommends a Vote For All Three Items:

  (1)   ELECTION  OF  DIRECTORS:  James Saltzman, Craig Dunham,  and
                                  Cecil Ursprung


FOR                 WITHHOLD                WITHHOLD authority to vote for the
All nominees        Authority to vote       individual nominee(s) identified
(except as marked   for all nominees        in the space provided below
to the contrary)

      [ ]                    [ ]             _________________________________

(2) To ratify the appointment of Haefele,        FOR     AGAINST      ABSTAIN
    Flanagan & Company as the  Company's        [  ]       [  ]         [   ]
    independent public accountants for
    the 2004 fiscal year

(3)  To transact such other business as
     may properly come before the
     meeting or any adjournments thereof        [  ]       [  ]         [   ]



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